Exhibit 99.1

January 20, 2026

Simmons First National Corporation Reports Fourth Quarter EPS of $0.54

FINANCIAL HIGHLIGHTS	4Q25	3Q25	4Q24	4Q25 Highlights

Comparisons reflect 4Q25 vs
3Q25 unless otherwise noted

•

Net income of $78.1 million
and diluted EPS of $0.54

•

Adjusted net income[1] of
$79.0 million and adjusted
diluted EPS[1] of $0.54

•

ROAA of 1.28% and ROE of
9.08%

•

Adjusted ROAA[1] of 1.29%;
adjusted ROTCE[1] of 16.10%

•

Total revenue of
$249.0 million and PPNR[1] of
$109.1 million

•

Adjusted total revenue[1] of
$249.0 million and adjusted
PPNR[1] of $110.4 million

•

Net interest margin up 31 bps
to 3.81%; cost of deposits
down 21 bps

•

Efficiency ratio of 55.52%;
adjusted efficiency ratio[1] of
53.64%

•

Total loans and total deposits
up 7% annualized

•

NCO ratio reflects charge-
offs related to two previously
disclosed credit relationships[4]
and run-off portfolio

•

NPL ratio down 26 bps to
0.64%; ACL ratio at 1.28%

BALANCE SHEET (in millions)
Total loans	$17,492	$17,189	$17,006
Total investment securities	3,266	3,319	6,166
Total deposits	20,184	19,838	21,886
Total assets	24,541	24,208	26,876
Total shareholders’ equity	3,419	3,354	3,529

PERFORMANCE MEASURES (in millions)
Total revenue	$249.0	$(569.5)	$208.5
Adjusted total revenue[1]	249.0	232.5	208.5
Pre-provision net revenue[1] (PPNR)	109.1	(711.6)	67.4
Adjusted pre-provision net revenue[1]	110.4	92.8	69.2
Provision for credit losses	15.1	12.0	13.3

PER SHARE DATA
Diluted earnings	$0.54	$(4.00)	$0.38
Adjusted diluted earnings[1]	0.54	0.46	0.39
Cash dividend declared	0.2125	0.2125	0.21

ASSET QUALITY
Net charge-off ratio (NCO ratio)	1.12%	0.25%	0.27%
Nonperforming loan ratio (NPL ratio)	0.64	0.90	0.65
Nonperforming assets to total assets	0.51	0.66	0.45
Allowance for credit losses to loans (ACL)	1.28	1.50	1.38
Nonperforming loan coverage ratio	199	168	212

CAPITAL RATIOS
Equity to assets (EA) ratio	13.93%	13.85%	13.13%
Tangible common equity (TCE) ratio[1]	8.71	8.53	8.29
Common equity tier 1 (CET1) ratio	11.63	11.54	12.38
Total risk-based capital ratio	14.45	15.07	14.61

OTHER DATA
Net interest margin (FTE)	3.81%	3.50%	2.87%
Loan yield (FTE)	6.23	6.31	6.32
Cost of deposits	2.04	2.25	2.60
Full-time equivalent employees	2,917	2,883	2,946
Number of financial centers	222	223	222

Jay Brogdon, Simmons’ President and CEO, commented on fourth quarter 2025 results:

Our results for the fourth quarter exceeded expectations across the board, reflecting the positive results of the balance sheet repositioning transactions in the third quarter as well as disciplined execution of our strategy. These results included strong revenue growth – notably with net interest margin expansion of 31 basis points to 3.81 percent – and continued expense discipline that resulted in a 19 percent linked-quarter increase in adjusted PPNR1. Adjusted ROAA1 was 1.29 percent, and our adjusted efficiency ratio1 improved to 53.6 percent. At the same time, balance sheet growth was solid as total loans increased 7 percent on an annualized basis and customer deposits increased 8 percent annualized.

Our strong top-line performance in the quarter was coupled with improving credit quality and capital metrics. Nonperforming loans decreased 26 basis points to 0.64 percent of total loans with the charge-offs of two previously disclosed credit relationships and the sale of a run-off portfolio. In addition, we performed a deep dive analysis of nonperforming loans and took aggressive action to improve the loss content of the portfolio. Our reserves on these relationships were appropriate, and the ACL ended the quarter at 1.28 percent and is near the top-end of our modeled range.

As we enter 2026, our commitment to delivering profitable growth and efficient scale positions us well for the future. We are confident in our ability to build on our momentum, driving value for our customers and associates and generating attractive returns for our shareholders.

Simmons First National Corporation (NASDAQ: SFNC) (Simmons or Company) today reported net income of $78.1 million for the fourth quarter of 2025, compared to a net loss of $562.8 million for the third quarter of 2025 and net income of $48.3 million for the fourth quarter of 2024. Diluted earnings per share were $0.54 for the fourth quarter of 2025, $(4.00) for the third quarter of 2025 and $0.38 for the fourth quarter of 2024. Adjusted earnings1 for the fourth quarter of 2025 were $79.0 million, compared to $64.9 million in the third quarter of 2025 and $49.6 million in the fourth quarter of 2024.

For the fourth quarter of 2025, return on average assets was 1.28 percent and return on average common equity was 9.08 percent. Adjusted return on average assets1 was 1.29 percent and adjusted return on average tangible common equity1 was 16.10 percent.

As previously disclosed, during the third quarter of 2025, the Company utilized the net proceeds from a public offering of the Company’s Class A common stock to support a balance sheet repositioning that included the sale of low-yielding investment securities and resulted in an after-tax loss of approximately $626 million. The table below summarizes the impact of the loss on the sale of securities, as well as other certain items, consisting primarily of loss on sale of equipment finance business, branch right sizing costs, early retirement program costs and a loss on early extinguishment of debt. These items are also described in further detail in the “Reconciliation of Non-GAAP Financial Measures” tables contained in this press release.

Impact of Certain Items on Earnings and Diluted Earnings Per Share (EPS)

$ in millions, except per share data	4Q25	3Q25	4Q24
Net income (loss)	$78.1	$(562.8)	$48.3
Loss on sale of equipment finance business	1.1	—	—
Branch right sizing costs, net	0.1	2.0	1.6
Early retirement program costs	—	0.3	0.2
Loss on early extinguishment of debt	—	0.6	—
Loss on sale of securities	—	801.5	—

Total pre-tax impact	1.2	804.4	1.8
Tax effect	(0.3)	(176.7)	(0.5)

Total impact on earnings	0.9	627.7	1.3

Adjusted earnings[1,3]	$79.0	$64.9	$49.6

Diluted EPS	$0.54	$(4.00)	$0.38
Loss on sale of equipment finance business	0.01
Branch right sizing costs, net	—	0.01	0.01
Early retirement program costs	—	—	—
Loss on early extinguishment of debt	—	—	—
Loss on sale of securities	—	5.70	—

Total pre-tax impact	0.01	5.71	0.01
Tax effect	(0.01)	(1.25)	—

Total impact on earnings	—	4.46	0.01

Adjusted Diluted EPS[1]	$0.54	$0.46	$0.39

Net Interest Income

Net interest income for the fourth quarter of 2025 totaled $197.3 million, up $10.6 million, or 6 percent, compared to $186.7 million for the third quarter of 2025 and up $32.4 million, or 20 percent, from $164.9 million in the fourth quarter of 2024. The increase in net interest income on a linked quarter basis was primarily driven by a $16.5 million decrease in interest expense, fueled by $14.1 million decrease in interest bearing deposit costs and a $2.4 million decrease in the cost of other interest bearing liabilities.

Net interest margin for the fourth quarter of 2025 on a fully taxable equivalent basis was 3.81 percent, up 31 basis points compared to 3.50 percent for the third quarter of 2025 and up 94 basis points compared to 2.87 percent for the fourth quarter of 2024. The increase in net interest margin on a linked quarter basis reflects a full quarter impact of the balance sheet repositioning completed in the third quarter of 2025, coupled with strong loan and low-cost deposit growth during the fourth quarter of 2025.

Select Yield/Rates

	4Q25	3Q25	2Q25	1Q25	4Q24
Loan yield (FTE)[2]	6.23%	6.31%	6.26%	6.20%	6.32%
Investment securities yield (FTE)[2]	4.30	4.01	3.48	3.48	3.54
Cost of interest bearing deposits	2.62	2.86	2.97	3.05	3.28
Cost of deposits	2.04	2.25	2.36	2.44	2.60
Net interest spread (FTE)[2]	3.18	2.86	2.41	2.30	2.15
Net interest margin (FTE)[2]	3.81	3.50	3.06	2.95	2.87

Noninterest Income

Noninterest income for the fourth quarter of 2025 was $51.7 million, compared to $(756.2) million in the third quarter of 2025 and $43.6 million in the fourth quarter of 2024. Included in third quarter 2025 results was a $801.5 million pre-tax loss on the sale of low-yielding securities that were sold in connection with the previously mentioned balance sheet repositioning and a $0.6 million loss on the early extinguishment of debt. Excluding these items (which are described in the “Reconciliation of Non-GAAP Financial Measures” tables below), adjusted noninterest income1 was $45.9 million in the third quarter of 2025. The increase in adjusted noninterest income on a linked quarter basis was primarily driven by an increase in swap fee income, wealth management fees, debit and credit card fees, and proceeds from bank owned life insurance death benefits, which is included in other income in the table below.

Noninterest Income

$ in millions	4Q25	3Q25	2Q25	1Q25	4Q24
Service charges on deposit accounts	$12.7	$13.0	$12.6	$12.6	$13.0
Wealth management fees	10.3	10.0	9.5	9.6	9.7
Debit and credit card fees	8.7	8.5	8.6	8.4	8.3
Mortgage lending income	2.2	2.3	1.7	2.0	1.8
Other service charges and fees	1.5	1.5	1.3	1.3	1.4
Bank owned life insurance	3.9	3.9	3.9	4.1	3.8
Gain (loss) on sale of securities	—	(801.5)	—	—	—
Other income	12.4	6.1	4.8	8.0	5.6

Total noninterest income	$51.7	$(756.2)	$42.4	$46.2	$43.6

Adjusted noninterest income[1]	$51.7	$45.9	$42.4	$46.2	$43.6

Noninterest Expense

Noninterest expense for the fourth quarter of 2025 was $139.9 million, compared to $142.0 million in the third quarter of 2025 and $141.1 million in the fourth quarter of 2024. Included in noninterest expense are certain items consisting of branch right sizing costs, early retirement program costs, termination of vendor and software services and a loss on the sale of an equipment finance business. Collectively, these items totaled $1.2 million in the fourth quarter of 2025, $2.3 million in the third quarter of 2025 and $1.8 million in the fourth quarter of 2024. Excluding these items (which are described in the “Reconciliation of Non-GAAP Financial Measures” tables below), adjusted noninterest expense1 was $138.6 million in the fourth quarter of 2025, $139.7 million in the third quarter of 2025 and $139.3 million in the fourth quarter of 2024. The decrease in adjusted noninterest expense on a linked quarter basis primarily reflected salary and employee benefits accrual adjustments and a fraud recovery, offset in part by an increase in other operating expenses primarily related to the timing of certain professional services and marketing expenses recorded in the fourth quarter of 2025.

Noninterest Expense

$ in millions	4Q25	3Q25	2Q25	1Q25	4Q24
Salaries and employee benefits	$72.9	$76.2	$73.9	$74.8	$71.6
Occupancy expense, net	11.6	12.1	11.8	12.7	11.9
Furniture and equipment	5.3	5.3	5.5	5.5	5.7
Deposit insurance	4.7	5.2	4.9	5.4	5.6
Other real estate and foreclosure expense	0.4	0.2	0.2	0.2	0.3
Other operating expenses	44.8	43.0	42.3	46.1	46.1

Total noninterest expense	$139.9	$142.0	$138.6	$144.6	$141.1

Adjusted salaries and employee benefits[1]	$72.9	$75.9	$72.3	$74.8	$71.4
Adjusted other operating expenses[1]	44.0	41.5	42.5	45.9	44.7
Adjusted noninterest expense[1]	138.6	139.7	136.8	143.6	139.3
Efficiency ratio	55.52%	(25.11)%	62.82%	66.94%	65.66%
Adjusted efficiency ratio[1]	53.64	57.72	60.52	64.75	62.89
Full-time equivalent employees	2,917	2,883	2,947	2,949	2,946
Number of financial centers	222	223	223	222	222

Loans and Unfunded Loan Commitments

Total loans at the end of the fourth quarter of 2025 were $17.5 billion, up $303.4 million, or 7 percent annualized, compared to $17.2 billion at the end of the third quarter of 2025. The increase in total loans was driven by increases in real estate – commercial, commercial and consumer & other portfolios, offset in part by seasonal declines in mortgage warehouse and agricultural portfolios. Unfunded loan commitments at the end of the fourth quarter of 2025 were $3.9 billion, compared to $4.0 billion at the end of the third quarter of 2025. The commercial loan pipeline totaled $1.5 billion at the end of the fourth quarter of 2025, and ready to close commercial loans totaled $774 million with a weighted average rate of 6.53 percent.

Loans and Unfunded Loan Commitments

$ in millions	4Q25	3Q25	2Q25	1Q25	4Q24
Total loans	$17,492	$17,189	$17,111	$17,094	$17,006
Unfunded loan commitments	3,871	3,955	3,947	3,888	3,739

Deposits and Other Borrowings

Total deposits at the end of the fourth quarter of 2025 were $20.2 billion, compared to $19.8 billion at the end of the third quarter of 2025 and $21.9 billion at the end of the fourth quarter of 2024. The increase in total deposits on a linked quarter basis was fueled by a $349 million, or 8 percent annualized, increase in customer deposits, driven by increases in interest bearing transaction accounts and savings accounts and interest bearing public fund deposits. The decrease in total deposits on a year-over-year basis deposits reflects a reduction of higher rate, non-relationship wholesale and public fund deposits as part of the balance sheet repositioning completed during the third quarter of 2025.

Other borrowings at the end of the fourth quarter of 2025 were $302.3 million, compared to $18.8 million at the end of the third quarter of 2025 and $745.4 million at the end of the fourth quarter of 2024. The decrease in other borrowings on a year-over-year basis reflected the pay down of higher cost wholesale funding, primarily FHLB advances, as part of the balance sheet repositioning.

Deposits

$ in millions	4Q25	3Q25	2Q25	1Q25	4Q24
Noninterest bearing deposits	$4,330	$4,377	$4,468	$4,455	$4,461
Interest bearing transaction accounts	10,453	10,289	10,532	10,621	10,331
Time deposits	3,508	3,331	3,588	3,695	3,796
Brokered deposits	1,893	1,841	3,237	2,914	3,298

Total deposits	$20,184	$19,838	$21,825	$21,684	$21,886

Noninterest bearing deposits to total deposits	21%	22%	20%	21%	20%
Total loans to total deposits	87	87	78	79	78

Asset Quality

Total nonperforming loans at the end of the fourth quarter of 2025 totaled $112.7 million, compared to $153.9 million at the end of the third quarter of 2025 and $110.7 million at the end of the fourth quarter of 2024. The decrease in nonperforming loans on a linked quarter basis reflected a $40.8 million decline related to two previously disclosed credit relationships. In addition, during the fourth quarter of 2025 the Company completed the sale of a small ticket equipment finance portfolio that was included in a run-off portfolio, resulting in a $3.2 million decrease in nonperforming loans.

The nonperforming loan coverage ratio ended the fourth quarter of 2025 at 199 percent, compared to 168 percent at the end of the third quarter of 2025 and 212 percent at the end of the fourth quarter of 2024. Total nonperforming assets as a percentage of total assets were 51 basis points at the end of the fourth quarter of 2025, compared to 66 basis points at the end of the third quarter of 2025 and 45 basis points at the end of the fourth quarter of 2024.

Net charge offs as a percentage of average loans for the fourth quarter of 2025 were 112 basis points and included net charge-offs of $28.2 million (or 65 basis points) related to the two previously disclosed credit relationships for which the Company held specific reserves totaling $30.8 million. In addition, there were $6.2 million (or 14 basis points) of net charge-offs related to a run-off portfolio that included a small ticket equipment finance portfolio that was sold during the quarter.

Provision for credit losses on loans totaled $15.1 million for the fourth quarter of 2025, compared to $15.2 million in the third quarter of 2025 and $13.3 million in the fourth quarter of 2024. The allowance for credit losses on loans at the end of the fourth quarter of 2025 was $224.4 million, compared to $258.0 million at the end of the third quarter of 2025 and $235.0 million at the end of the fourth quarter of 2024. The allowance for credit losses on loans as a percentage of total loans (ACL ratio) was 1.28 percent at the end of the fourth quarter of 2025, compared to 1.50 percent at the end of the third quarter of 2025 and 1.38 percent at the end of the fourth quarter of 2024. The linked quarter reduction in the ACL ratio was primarily due to the utilization of specific reserves related to the two previously disclosed credit relationships and the run-off portfolio.

Asset Quality

$ in millions	4Q25	3Q25	2Q25	1Q25	4Q24
Allowance for credit losses on loans to total loans	1.28%	1.50%	1.48%	1.48%	1.38%
Allowance for credit losses on loans to nonperforming loans	199	168	161	165	212
Nonperforming loans to total loans	0.64	0.90	0.92	0.89	0.65
Net charge-off ratio (annualized)	1.12	0.25	0.25	0.23	0.27
Net charge-off ratio YTD (annualized)	0.47	0.24	0.24	0.23	0.22
Total nonperforming loans	$112.7	$153.9	$157.2	$152.3	$110.7
Total other nonperforming assets	12.4	6.8	9.5	10.0	10.5

Total nonperforming assets	$125.1	$160.7	$166.7	$162.3	$121.2

Reserve for unfunded commitments	$25.6	$25.6	$25.6	$25.6	$25.6

Capital and Subordinated Debt

Total stockholders’ equity at the end of the fourth quarter and third quarter of 2025 was $3.4 billion, compared to $3.5 billion at the end of the fourth quarter of 2024. Book value per share at the end of the fourth quarter of 2025 was $23.62, compared to $23.18 at the end of the third quarter of 2025 and $28.08 at the end of the fourth quarter of 2024. Tangible book value per share1 at the end of the fourth quarter of 2025 was $13.91, compared to $16.80 at the end of the fourth quarter of 2024. The increase in book value per share and tangible book value per share on a linked quarter basis was primarily due to a $47.3 million increase in undivided profits. The year-over-year decline in book value per share and tangible book value per share was primarily due to an increase in outstanding shares resulting from the public offering of the Company’s Class A common stock completed in the third quarter of 2025 and the impacts of the balance sheet repositioning.

Total stockholders’ equity as a percentage of total assets at the end of the fourth quarter of 2025 was 13.9%, unchanged from third quarter of 2025 levels and up from 13.1 percent at the end of the fourth quarter of 2024. Tangible common equity as a percentage of tangible assets1 was 8.7 percent at the end of the fourth quarter of 2025, compared to 8.5 percent at the end of the third quarter of 2025 and 8.3 percent at the end of the fourth quarter of 2024. Each of the applicable regulatory capital ratios for Simmons and its principal subsidiary, Simmons Bank, continue to significantly exceed “well-capitalized” regulatory guidelines.

On October 1, 2025, the Company completed the redemption of the Company’s outstanding $330 million principal amount of its Fixed-to-Floating Rate Subordinated Notes due 2028.

Select Capital Ratios

	4Q25	3Q25	2Q25	1Q25	4Q24
Stockholders’ equity to total assets	13.9%	13.9%	13.3%	13.2%	13.1%
Tangible common equity to tangible assets[1]	8.7	8.5	8.5	8.3	8.3
Common equity tier 1 (CET1) ratio	11.6	11.5	12.4	12.2	12.4
Tier 1 leverage ratio	10.1	9.6	10.0	9.8	9.7
Tier 1 risk-based capital ratio	11.6	11.5	12.4	12.2	12.4
Total risk-based capital ratio	14.4	15.1	14.4	14.6	14.6

Share Repurchase Program

During the fourth quarter of 2025, Simmons did not repurchase shares under its stock repurchase program that was authorized in January 2024 (2024 Program). Remaining authorization under the 2024 Program as of December 31, 2025, was approximately $175 million. The timing, pricing and amount of any repurchases under the 2024 Program will be determined by Simmons’ management at its discretion based on a variety of factors including, but not limited to, market conditions, trading volume and market price of Simmons’ common stock, Simmons’ capital needs, Simmons’ working capital and investment requirements, other corporate considerations, economic conditions, and legal requirements. The 2024 Program does not obligate Simmons to repurchase any common stock and may be modified, discontinued or suspended at any time without prior notice.

(1)	Non-GAAP measurement. See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below
(2)	FTE – fully taxable equivalent basis using an effective tax rate of 26.135%
(3)	In this press release, “Adjusted Earnings” may also be referred to as “Adjusted Net Income”
(4)

As used in this press release, “two previously disclosed credit relationships” refers to two credit relationships (one associated with a downtown St. Louis, Missouri hotel and the other associated with a fast-food operator) that the Company migrated to nonperforming status at the end of the first quarter of 2025

Conference Call

Management will conduct a live conference call to review this information beginning at 7:30 a.m. Central Time on Wednesday, January 21, 2026. Interested persons can listen to this call by dialing toll-free 1-844-481-2779 (North America only) and asking for the Simmons First National Corporation conference call, conference ID 10205234. In addition, the call will be available live or in recorded version on Simmons’ website at simmonsbank.com for at least 60 days following the date of the call.

Simmons First National Corporation

Simmons First National Corporation (NASDAQ: SFNC) is a Mid-South based financial holding company that has paid cash dividends to its shareholders for 116 consecutive years. Its principal subsidiary, Simmons Bank, operates more than 220 branches in Arkansas, Kansas, Missouri, Oklahoma, Tennessee and Texas. Founded in 1903, Simmons Bank offers comprehensive financial solutions delivered with a client-centric approach. Recently, Simmons Bank was recognized by Newsweek as one of America’s Best Regional Banks and Credit Unions 2026 and by Forbes as one of America’s Best-In-State Companies 2026. In 2025, Simmons Bank was recognized by Newsweek as one of America’s Greatest Workplaces 2025 in Arkansas and one of America’s Best Regional Banks 2025, and by U.S. News & World Report as one of the 2024-2025 Best Companies to Work For in the South. Additional information about Simmons Bank can be found on our website at simmonsbank.com, by following @Simmons_Bank on X or by visiting our newsroom.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. These measures adjust GAAP performance measures to, among other things, include the tax benefit associated with revenue items that are tax-exempt, as well as exclude from net income

(including on a per share diluted basis), pre-tax, pre-provision earnings, net charge-offs, income available to common shareholders, noninterest income, and noninterest expense certain income and expense items attributable to, for example, losses on sale of securities, loss on sale of equipment finance business, net branch right-sizing initiatives, early retirement program, termination of vendor and software services and losses on early extinguishment of debt.

In addition, the Company also presents certain figures based on tangible common stockholders’ equity, tangible assets and tangible book value, which exclude goodwill and other intangible assets. The Company further presents certain figures that are exclusive of the impact of deposits and/or loans acquired through acquisitions, mortgage warehouse loans, and/or energy loans, or gains and/or losses on the sale of securities. The Company’s management believes that these non-GAAP financial measures are useful to investors because they, among other things, present the results of the Company’s ongoing operations without the effect of mergers or other items not central to the Company’s ongoing business, as well as normalize for tax effects and certain other effects. Management, therefore, believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s ongoing businesses, and management uses these non-GAAP financial measures to assess the performance of the Company’s ongoing businesses as related to prior financial periods. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

Forward-Looking Statements

Certain statements in this press release may not be based on historical facts and should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including, without limitation, statements made in Mr. Brogdon’s quote, may be identified by reference to future periods or by the use of forward-looking terminology, such as “believe,” “budget,” “expect,” “foresee,” “anticipate,” “intend,” “indicate,” “target,” “estimate,” “plan,” “project,” “continue,” “contemplate,” “positions,” “prospects,” “predict,” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could,” “might” or “may,” or by variations of such words or by similar expressions. These forward-looking statements include, without limitation, statements relating to Simmons’ future growth, business strategies, lending capacity and lending activity, loan demand, revenue, assets, asset quality, profitability, dividends, net interest margin, non-interest revenue, share repurchase program, acquisition strategy, digital banking initiatives, the Company’s ability to recruit and retain key employees, the adequacy of the allowance for credit losses, future economic conditions and interest rates, and the adequacy of reserve levels for loans. Any forward-looking statement speaks only as of the date of this press release, and Simmons undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this press release. By nature, forward-looking statements are based on various assumptions and involve inherent risk and uncertainties. Various factors, including, but not limited to, changes in economic conditions, changes in credit quality, changes in interest rates and related governmental policies, the effects of a government shutdown, changes in loan demand, changes in deposit flows, changes in real estate values, changes in the assumptions used in making the forward-looking statements, changes in the securities markets generally or the price of Simmons’ common stock specifically, changes in information technology affecting the financial industry, and changes in customer behaviors, including consumer spending, borrowing, and saving habits; changes in tariff policies; general economic and market conditions; changes in governmental administrations; market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises, war and other military conflicts (including the ongoing military conflicts in the Middle East and between Russia and Ukraine) or other major events, or the prospect of these events; the soundness of other financial institutions and any indirect exposure related to the closings of other financial institutions and their impact on the broader market through other customers, suppliers and partners, or that the conditions which resulted in the liquidity concerns experienced by closed financial institutions may also adversely impact, directly or indirectly, other financial institutions and market participants with which the Company has commercial or deposit relationships; increased inflation; the loss of key employees; increased competition in the markets in which the Company operates and from non-bank financial institutions; increased unemployment; labor shortages; claims, damages, and fines related to litigation or government actions; changes in accounting principles relating to loan loss recognition (current expected credit losses); fraud that results in material losses or that we have not discovered yet that may result in material losses; the Company’s ability to manage and successfully integrate its mergers and acquisitions and to fully realize cost savings and other benefits associated with acquisitions; increased delinquency and foreclosure rates on commercial real estate loans; significant increases in nonaccrual loan balances; cyber or other information technology threats, attacks or events; reliance on third parties for key services; government legislation; and other factors, many of which are beyond the control of the Company, could cause actual results to differ materially from those projected in or contemplated by the forward-looking statements. In addition, there can be no guarantee that the board of directors (Board) of Simmons will approve a quarterly dividend in future quarters, and the timing, payment, and amount of future dividends (if any) is subject to, among other things, the discretion of the Board and may differ significantly from past dividends. Additional information on factors that might affect the Company’s financial results is included in the Company’s Form 10-K for the year ended December 31, 2024, the Company’s Form 10-Q for the quarter ended September 30, 2025, and other reports that the Company has filed with or furnished to the U.S. Securities and Exchange Commission (the SEC), all of which are available from the SEC on its website, www.sec.gov.

FOR MORE INFORMATION CONTACT:

Ed Bilek, EVP, Director of Investor and Media Relations

ed.bilek@simmonsbank.com or 205.612.3378 (cell)

Simmons First National Corporation Consolidated End of Period Balance Sheets For the Quarters Ended (Unaudited)	SFNC

($ in thousands)	Dec 31 2025	Sep 30 2025	Jun 30 2025	Mar 31 2025	Dec 31 2024
ASSETS
Cash and noninterest bearing balances due from banks	$380,439	$377,604	$398,081	$423,171	$429,705
Interest bearing balances due from banks and federal funds sold	331,474	266,013	246,381	211,115	257,672

Cash and cash equivalents	711,913	643,617	644,462	634,286	687,377
Interest bearing balances due from banks - time	100	100	100	100	100
Investment securities - held-to-maturity	—	—	3,591,531	3,615,556	3,636,636
Investment securities - available-for-sale	3,266,221	3,319,277	2,405,320	2,491,849	2,529,426
Mortgage loans held for sale	17,438	15,507	16,972	8,351	11,417
Assets held in trading accounts	11,685	12,695	—	—	—
Loans:
Loans	17,492,179	17,188,817	17,111,096	17,094,078	17,005,937
Allowance for credit losses on loans	(224,377)	(258,006)	(253,537)	(252,168)	(235,019)

Net loans	17,267,802	16,930,811	16,857,559	16,841,910	16,770,918
Premises and equipment	561,220	568,343	573,160	573,616	585,431
Foreclosed assets and other real estate owned	12,009	6,386	8,794	8,976	9,270
Interest receivable	104,062	104,383	120,443	117,398	123,243
Bank owned life insurance	540,001	539,372	535,481	535,324	531,805
Goodwill	1,320,799	1,320,799	1,320,799	1,320,799	1,320,799
Other intangible assets	84,423	87,520	90,617	93,714	97,242
Other assets	643,204	659,352	528,382	551,112	572,385

Total assets	$24,540,877	$24,208,162	$26,693,620	$26,792,991	$26,876,049

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest bearing transaction accounts	$4,330,211	$4,377,232	$4,468,237	$4,455,255	$4,460,517
Interest bearing transaction accounts and savings deposits	11,141,169	10,932,914	11,176,791	11,265,554	10,982,022
Time deposits	4,712,658	4,527,587	6,179,962	5,963,811	6,443,211

Total deposits	20,184,038	19,837,733	21,824,990	21,684,620	21,885,750
Federal funds purchased and securities sold under agreements to repurchase	21,383	22,348	31,306	50,133	37,109
Other borrowings	302,253	18,832	634,349	884,863	745,372
Subordinated notes and debentures	317,714	648,976	366,369	366,331	366,293
Accrued interest and other liabilities	296,249	326,310	287,396	275,559	312,653

Total liabilities	21,121,637	20,854,199	23,144,410	23,261,506	23,347,177

Stockholders’ equity:
Common stock	1,448	1,447	1,260	1,259	1,257
Surplus	2,846,581	2,848,977	2,518,286	2,515,372	2,511,590
Undivided profits	864,341	817,022	1,410,564	1,382,564	1,376,935
Accumulated other comprehensive (loss) income	(293,130)	(313,483)	(380,900)	(367,710)	(360,910)

Total stockholders’ equity	3,419,240	3,353,963	3,549,210	3,531,485	3,528,872

Total liabilities and stockholders’ equity	$24,540,877	$24,208,162	$26,693,620	$26,792,991	$26,876,049

Simmons First National Corporation Consolidated Statements of Income - Quarter-to-Date For the Quarters Ended (Unaudited)	SFNC

($ in thousands, except per share data)	Dec 31 2025	Sep 30 2025	Jun 30 2025	Mar 31 2025	Dec 31 2024
INTEREST INCOME
Loans (including fees)	$270,868	$269,210	$265,373	$257,755	$272,727
Interest bearing balances due from banks and federal funds sold	2,485	6,421	2,531	2,703	2,913
Investment securities	33,833	37,464	46,898	47,257	50,162
Mortgage loans held for sale	227	229	221	122	180
Assets held in trading accounts	118	99	—	—	—

TOTAL INTEREST INCOME	307,531	313,423	315,023	307,837	325,982

INTEREST EXPENSE
Time deposits	41,989	49,064	57,231	62,559	70,661
Other deposits	60,516	67,546	69,108	67,895	72,369
Federal funds purchased and securities sold under agreements to repurchase	57	72	59	113	119
Other borrowings	2,138	2,957	10,613	7,714	11,386
Subordinated notes and debentures	5,535	7,123	6,188	6,134	6,505

TOTAL INTEREST EXPENSE	110,235	126,762	143,199	144,415	161,040

NET INTEREST INCOME	197,296	186,661	171,824	163,422	164,942

PROVISION FOR CREDIT LOSSES
Provision for credit losses on loans	15,116	15,180	11,945	26,797	13,332

TOTAL PROVISION FOR CREDIT LOSSES	15,116	11,966	11,945	26,797	13,332

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	182,180	174,695	159,879	136,625	151,610

NONINTEREST INCOME
Service charges on deposit accounts	12,669	13,045	12,588	12,635	12,978
Debit and credit card fees	8,660	8,478	8,567	8,446	8,323
Wealth management fees	10,337	9,965	9,464	9,629	9,658
Mortgage lending income	2,232	2,259	1,687	2,013	1,828
Bank owned life insurance income	3,942	3,943	3,890	4,092	3,780
Other service charges and fees (includes insurance income)	1,503	1,474	1,321	1,333	1,426
Gain (loss) on sale of securities	—	(801,492)	—	—	—
Other income	12,365	6,141	4,837	8,007	5,565

TOTAL NONINTEREST INCOME	51,708	(756,187)	42,354	46,155	43,558

NONINTEREST EXPENSE
Salaries and employee benefits	72,924	76,249	73,862	74,824	71,588
Occupancy expense, net	11,636	12,106	11,844	12,651	11,876
Furniture and equipment expense	5,304	5,275	5,474	5,465	5,671
Other real estate and foreclosure expense	432	200	216	198	317
Deposit insurance	4,736	5,175	4,917	5,391	5,550
Other operating expenses	44,830	43,027	42,276	46,051	46,115

TOTAL NONINTEREST EXPENSE	139,862	142,032	138,589	144,580	141,117

NET INCOME (LOSS) BEFORE INCOME TAXES	94,026	(723,524)	63,644	38,200	54,051
Provision for income taxes	15,948	(160,732)	8,871	5,812	5,732

NET INCOME (LOSS)	$78,078	$(562,792)	$54,773	$32,388	$48,319

BASIC EARNINGS PER SHARE	$0.54	$(4.01)	$0.43	$0.26	$0.38

DILUTED EARNINGS PER SHARE	$0.54	$(4.00)	$0.43	$0.26	$0.38

Simmons First National Corporation	SFNC

Consolidated Risk-Based Capital

For the Quarters Ended

(Unaudited)

($ in thousands)	Dec 31 2025	Sep 30 2025	Jun 30 2025	Mar 31 2025	Dec 31 2024
Tier 1 capital
Stockholders’ equity	$3,419,240	$3,353,963	$3,549,210	$3,531,485	$3,528,872
CECL transition provision (1)	—	—	—	—	30,873
Disallowed intangible assets, net of deferred tax	(1,374,839)	(1,376,255)	(1,379,104)	(1,381,953)	(1,385,128)
Unrealized loss (gain) on AFS securities	293,130	313,483	380,900	367,710	360,910

Total Tier 1 capital	2,337,531	2,291,191	2,551,006	2,517,242	2,535,527

Tier 2 capital
Subordinated notes and debentures	317,714	648,976	366,369	366,331	366,293
Subordinated debt phase out	—	(198,000)	(198,000)	(132,000)	(132,000)
Qualifying allowance for loan losses and reserve for unfunded commitments	250,006	248,710	258,079	257,769	222,313

Total Tier 2 capital	567,720	699,686	426,448	492,100	456,606

Total risk-based capital	$2,905,251	$2,990,877	$2,977,454	$3,009,342	$2,992,133

Risk weighted assets	$20,106,493	$19,861,879	$20,646,324	$20,621,540	$20,473,960

Adjusted average assets for leverage ratio	$23,224,638	$23,963,356	$25,606,135	$25,619,424	$26,037,459

Ratios at end of quarter
Equity to assets	13.93%	13.85%	13.30%	13.18%	13.13%
Tangible common equity to tangible assets (2)	8.71%	8.53%	8.46%	8.34%	8.29%
Common equity Tier 1 ratio (CET1)	11.63%	11.54%	12.36%	12.21%	12.38%
Tier 1 leverage ratio	10.06%	9.56%	9.96%	9.83%	9.74%
Tier 1 risk-based capital ratio	11.63%	11.54%	12.36%	12.21%	12.38%
Total risk-based capital ratio	14.45%	15.07%	14.42%	14.59%	14.61%

(1)	The Company has elected to use the CECL transition provision allowed for in the year of adopting ASC 326.
(2)	Calculations of tangible common equity to tangible assets and the reconciliations to GAAP are included in the schedules accompanying this release.

Simmons First National Corporation	SFNC

Consolidated Investment Securities

For the Quarters Ended

(Unaudited)

($ in thousands)	Dec 31 2025	Sep 30 2025	Jun 30 2025	Mar 31 2025	Dec 31 2024
Investment Securities - End of Period
Held-to-Maturity
U.S. Government agencies	$—	$—	$457,228	$456,545	$455,869
Mortgage-backed securities	—	—	1,024,313	1,048,170	1,070,032
State and political subdivisions	—	—	1,855,614	1,856,905	1,857,177
Other securities	—	—	254,376	253,936	253,558

Total held-to-maturity (net of credit losses)	—	—	3,591,531	3,615,556	3,636,636

Available-for-Sale
U.S. Treasury	$—	$—	$400	$699	$996
U.S. Government agencies	47,172	48,355	49,498	52,318	54,547
Mortgage-backed securities	2,201,958	2,249,593	1,349,991	1,380,913	1,392,759
State and political subdivisions	859,071	845,371	807,842	832,898	858,182
Other securities	158,020	175,958	197,589	225,021	222,942

Total available-for-sale (net of credit losses)	3,266,221	3,319,277	2,405,320	2,491,849	2,529,426

Total investment securities (net of credit losses)	$3,266,221	$3,319,277	$5,996,851	$6,107,405	$6,166,062

Fair value - HTM investment securities	$—	$—	$2,891,974	$2,929,625	$2,949,951

Simmons First National Corporation	SFNC

Consolidated Loans

For the Quarters Ended

(Unaudited)

($ in thousands)	Dec 31 2025	Sep 30 2025	Jun 30 2025	Mar 31 2025	Dec 31 2024
Loan Portfolio - End of Period
Consumer:
Credit cards	$175,760	$173,020	$176,166	$179,680	$181,675
Other consumer	115,472	112,335	123,831	97,198	127,319

Total consumer	291,232	285,355	299,997	276,878	308,994
Real Estate:
Construction	2,873,807	2,874,823	2,784,578	2,778,245	2,789,249
Single-family residential	2,607,450	2,617,849	2,625,717	2,647,451	2,689,946
Other commercial real estate	8,289,968	7,875,649	7,961,412	8,051,304	7,912,336

Total real estate	13,771,225	13,368,321	13,371,707	13,477,000	13,391,531
Commercial:
Commercial	2,382,339	2,397,388	2,440,507	2,372,681	2,434,175
Agricultural	306,300	353,181	333,078	264,469	261,154

Total commercial	2,688,639	2,750,569	2,773,585	2,637,150	2,695,329
Other	741,083	784,572	665,807	703,050	610,083

Total loans	$17,492,179	$17,188,817	$17,111,096	$17,094,078	$17,005,937

Simmons First National Corporation	SFNC

Consolidated Allowance and Asset Quality

For the Quarters Ended

(Unaudited)

($ in thousands)	Dec 31 2025	Sep 30 2025	Jun 30 2025	Mar 31 2025	Dec 31 2024
Allowance for Credit Losses on Loans
Beginning balance	$258,006	$253,537	$252,168	$235,019	$233,223
Loans charged off:
Credit cards	1,346	1,862	1,702	1,460	1,629
Other consumer	550	600	351	1,133	505
Real estate	25,850	1,350	1,450	4,425	3,810
Commercial	22,004	8,079	8,257	4,243	6,796

Total loans charged off	49,750	11,891	11,760	11,261	12,740
Recoveries of loans previously charged off:
Credit cards	347	257	334	211	391
Other consumer	163	303	294	306	279
Real estate	105	115	87	99	275
Commercial	390	505	469	997	259

Total recoveries	1,005	1,180	1,184	1,613	1,204

Net loans charged off	48,745	10,711	10,576	9,648	11,536
Provision for credit losses on loans	15,116	15,180	11,945	26,797	13,332

Balance, end of quarter	$224,377	$258,006	$253,537	$252,168	$235,019

Nonperforming assets
Nonperforming loans:
Nonaccrual loans	$111,791	$153,516	$156,453	$151,897	$110,154
Loans past due 90 days or more	948	423	709	494	603

Total nonperforming loans	112,739	153,939	157,162	152,391	110,757

Other nonperforming assets:
Foreclosed assets and other real estate owned	12,009	6,386	8,794	8,976	9,270
Other nonperforming assets	323	392	759	978	1,202

Total other nonperforming assets	12,332	6,778	9,553	9,954	10,472

Total nonperforming assets	$125,071	$160,717	$166,715	$162,345	$121,229

Ratios
Allowance for credit losses on loans to total loans	1.28%	1.50%	1.48%	1.48%	1.38%
Allowance for credit losses to nonperforming loans	199%	168%	161%	165%	212%
Nonperforming loans to total loans	0.64%	0.90%	0.92%	0.89%	0.65%
Nonperforming assets to total assets	0.51%	0.66%	0.62%	0.61%	0.45%
Annualized net charge offs to average loans (QTD)	1.12%	0.25%	0.25%	0.23%	0.27%
Annualized net charge offs to average loans (YTD)	0.47%	0.24%	0.24%	0.23%	0.22%
Annualized net credit card charge offs to average credit card loans (QTD)	2.23%	3.64%	2.99%	2.72%	2.63%

Simmons First National Corporation	SFNC

Consolidated - Average Balance Sheet and Net Interest Income Analysis

For the Quarters Ended

(Unaudited)

	Three Months Ended Dec 2025			Three Months Ended Sep 2025			Three Months Ended Dec 2024
($ in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets:
Interest bearing balances due from banks and federal funds sold	$232,046	$2,485	4.25%	$566,344	$6,421	4.50%	$238,731	$2,913	4.85%
Investment securities - taxable	2,490,444	28,235	4.50%	2,751,493	29,183	4.21%	3,633,138	34,459	3.77%
Investment securities - non-taxable (FTE)	810,597	7,578	3.71%	1,242,936	11,210	3.58%	2,633,148	21,260	3.21%
Mortgage loans held for sale	15,738	227	5.72%	13,776	229	6.60%	10,713	180	6.68%
Assets held in trading accounts	12,534	118	3.74%	11,305	99	3.47%	—	—	0.00%
Loans - including fees (FTE)	17,295,415	271,778	6.23%	16,976,231	270,092	6.31%	17,212,034	273,594	6.32%

Total interest earning assets (FTE)	20,856,774	310,421	5.90%	21,562,085	317,234	5.84%	23,727,764	332,406	5.57%
Non-earning assets	3,397,673			3,352,837			3,351,179

Total assets	$24,254,447			$24,914,922			$27,078,943

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest bearing liabilities:
Interest bearing transaction and savings accounts	$10,971,959	$60,516	2.19%	$11,043,132	$67,546	2.43%	$10,967,450	$72,369	2.63%
Time deposits	4,573,502	41,989	3.64%	5,116,070	49,064	3.80%	6,397,251	70,661	4.39%

Total interest bearing deposits	15,545,461	102,505	2.62%	16,159,202	116,610	2.86%	17,364,701	143,030	3.28%
Federal funds purchased and securities sold under agreement to repurchase	20,990	57	1.08%	23,306	72	1.23%	47,314	119	1.00%
Other borrowings	217,996	2,138	3.89%	268,278	2,957	4.37%	932,366	11,386	4.86%
Subordinated notes and debentures	319,162	5,535	6.88%	407,922	7,123	6.93%	366,274	6,505	7.07%

Total interest bearing liabilities	16,103,609	110,235	2.72%	16,858,708	126,762	2.98%	18,710,655	161,040	3.42%

Noninterest bearing liabilities:
Noninterest bearing deposits	4,412,009			4,369,941			4,491,361
Other liabilities	328,812			317,965			333,781

Total liabilities	20,844,430			21,546,614			23,535,797
Stockholders’ equity	3,410,017			3,368,308			3,543,146

Total liabilities and stockholders’ equity	$24,254,447			$24,914,922			$27,078,943

Net interest income (FTE)		$200,186			$190,472			$171,366

Net interest spread (FTE)			3.18%			2.86%			2.15%

Net interest margin (FTE)			3.81%			3.50%			2.87%

Simmons First National Corporation	SFNC

Consolidated - Selected Financial Data

For the Quarters Ended

(Unaudited)

($ in thousands, except share data)	Dec 31 2025	Sep 30 2025	Jun 30 2025	Mar 31 2025	Dec 31 2024
QUARTER-TO-DATE
Financial Highlights - As Reported
Net Income (loss)	$78,078	$(562,792)	$54,773	$32,388	$48,319
Diluted earnings per share	0.54	(4.00)	0.43	0.26	0.38
Return on average assets	1.28%	-8.96%	0.82%	0.49%	0.71%
Return on average tangible assets (non-GAAP) (1)	1.40%	-9.46%	0.91%	0.56%	0.79%
Return on average common equity	9.08%	-66.29%	6.20%	3.69%	5.43%
Return on tangible common equity (non-GAAP) (1)	15.92%	-113.56%	10.73%	6.61%	9.59%
Net interest margin (FTE)	3.81%	3.50%	3.06%	2.95%	2.87%
Efficiency ratio (2)	55.52%	-25.11%	62.82%	66.94%	65.66%
FTE adjustment	2,890	3,811	6,422	6,414	6,424
Average diluted shares outstanding	145,210,222	140,648,704	126,406,453	126,336,557	126,232,084
Cash dividends declared per common share	0.213	0.213	0.213	0.213	0.210
Accretable yield on acquired loans	749	725	1,263	1,084	1,863
Financial Highlights - Adjusted (non-GAAP) (1)
Adjusted earnings	$78,975	$64,930	$56,071	$33,122	$49,634
Adjusted diluted earnings per share	0.54	0.46	0.44	0.26	0.39
Adjusted return on average assets	1.29%	1.03%	0.84%	0.50%	0.73%
Adjusted return on average tangible assets (non-GAAP) (1)	1.41%	1.13%	0.93%	0.57%	0.81%
Adjusted return on average common equity	9.19%	7.65%	6.34%	3.77%	5.57%
Adjusted return on tangible common equity	16.10%	13.62%	10.97%	6.75%	9.83%
Adjusted efficiency ratio (2)	53.64%	57.72%	60.52%	64.75%	62.89%
YEAR-TO-DATE
Financial Highlights - GAAP
Net Income (loss)	$(397,553)	$(475,631)	$87,161	$32,388	$152,693
Diluted earnings per share	(2.95)	(3.63)	0.69	0.26	1.21
Return on average assets	-1.55%	-2.44%	0.66%	0.49%	0.56%
Return on average tangible assets (non-GAAP) (1)	-1.60%	-2.54%	0.74%	0.56%	0.64%
Return on average common equity	-11.45%	-18.21%	4.94%	3.69%	4.38%
Return on tangible common equity (non-GAAP) (1)	-18.84%	-30.13%	8.67%	6.61%	7.96%
Net interest margin (FTE)	3.32%	3.17%	3.01%	2.95%	2.74%
Efficiency ratio (2)	460.26%	-329.30%	64.86%	66.94%	69.57%
FTE adjustment	19,537	16,647	12,836	6,414	25,820
Average diluted shares outstanding	134,731,180	131,132,891	126,325,650	126,336,557	126,115,606
Cash dividends declared per common share	0.850	0.638	0.425	0.213	0.840
Financial Highlights - Adjusted (non-GAAP) (1)
Adjusted earnings	$233,098	$154,123	$89,193	$33,122	$177,887
Adjusted diluted earnings per share	1.73	1.18	0.71	0.26	1.41
Adjusted return on average assets	0.91%	0.79%	0.67%	0.50%	0.65%
Adjusted return on average tangible assets (non-GAAP) (1)	1.00%	0.87%	0.75%	0.57%	0.73%
Adjusted return on average common equity	6.71%	5.90%	5.06%	3.77%	5.10%
Adjusted return on tangible common equity	11.78%	10.37%	8.86%	6.75%	9.18%
Adjusted efficiency ratio (2)	58.92%	60.90%	62.62%	64.75%	64.56%
END OF PERIOD
Book value per share	$23.62	$23.18	$28.17	$28.04	$28.08
Tangible book value per share	13.91	13.45	16.97	16.81	16.80
Shares outstanding	144,762,817	144,703,075	125,996,248	125,926,822	125,651,540
Full-time equivalent employees	2,917	2,883	2,947	2,949	2,946
Total number of financial centers	222	223	223	222	222

(1)	Non-GAAP measurement that management believes aids in the understanding and discussion of results. Reconciliations to GAAP are included in the schedules accompanying this release.
(2)

Efficiency ratio is noninterest expense as a percent of net interest income (fully taxable equivalent) and noninterest revenues. Adjusted efficiency ratio is noninterest expense before foreclosed property expense, amortization of intangibles and certain adjusting items as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and certain adjusting items, and is a non-GAAP measurement.

Simmons First National Corporation	SFNC

Reconciliation Of Non-GAAP Financial Measures - Adjusted Earnings - Quarter-to-Date

For the Quarters Ended

(Unaudited)

(in thousands, except per share data)	Dec 31 2025	Sep 30 2025	Jun 30 2025	Mar 31 2025	Dec 31 2024
QUARTER-TO-DATE
Net income (loss)	$78,078	$(562,792)	$54,773	$32,388	$48,319
Certain items (non-GAAP)
Loss on early extinguishment of debt	—	570	—	—	—
Early retirement program	—	305	1,594	—	200
Termination of vendor and software services	12	—	—	—	—
Loss on sale of Equipment Finance business	1,118	—	—	—	—
Loss (gain) on sale of securities	—	801,492	—	—	—
Branch right sizing (net)	85	2,004	163	994	1,581
Tax effect of certain items (1)	(318)	(176,649)	(459)	(260)	(466)

Certain items, net of tax	897	627,722	1,298	734	1,315

Adjusted earnings (non-GAAP) (2)	$78,975	$64,930	$56,071	$33,122	$49,634

Diluted earnings per share	$0.54	$(4.00)	$0.43	$0.26	$0.38
Certain items (non-GAAP)
Loss on early extinguishment of debt	—	—	—	—	—
Early retirement program	—	—	0.01	—	—
Termination of vendor and software services	—	—	—	—	—
Loss on sale of Equipment Finance business	0.01	—	—	—	—
Loss (gain) on sale of securities	—	5.70	—	—	—
Branch right sizing (net)	—	0.01	—	—	0.01
Tax effect of certain items (1)	(0.01)	(1.25)	—	—	—

Certain items, net of tax	—	4.46	0.01	—	0.01

Adjusted diluted earnings per share (non-GAAP)	$0.54	$0.46	$0.44	$0.26	$0.39

(1)	Actual tax rate of 21.946% on 2025 loss on sale of securities. Effective rate of 26.135% on all other items.
(2)	In this press release, “Adjusted Earnings” may also be referred to as “Adjusted Net Income.”

Reconciliation of Certain Noninterest Income and Expense Items (non-GAAP)

QUARTER-TO-DATE
Noninterest income	$51,708	$(756,187)	$42,354	$46,155	$43,558
Certain noninterest income items
Loss on early extinguishment of debt	—	570	—	—	—
Loss (gain) on sale of securities	—	801,492	—	—	—

Adjusted noninterest income (non-GAAP)	$51,708	$45,875	$42,354	$46,155	$43,558

Other income	$12,365	$6,141	$4,837	$8,007	$5,565
Certain other income items
Loss on early extinguishment of debt	—	570	—	—	—

Adjusted other income (non-GAAP)	$12,365	$6,711	$4,837	$8,007	$5,565

Noninterest expense	$139,862	$142,032	$138,589	$144,580	$141,117
Certain noninterest expense items
Early retirement program	—	(305)	(1,594)	—	(200)
Termination of vendor and software services	(12)	—	—	—	—
Loss on sale of Equipment Finance business	(1,118)	—	—	—	—
Branch right sizing expense	(85)	(2,004)	(163)	(994)	(1,581)

Adjusted noninterest expense (non-GAAP)	138,647	139,723	136,832	143,586	139,336
Less: Fraud event	—	—	—	(4,300)	—

Adjusted noninterest expense, excluding fraud event (non-GAAP)	$138,647	$139,723	$136,832	$139,286	$139,336

Salaries and employee benefits	$72,924	$76,249	$73,862	$74,824	$71,588
Certain salaries and employee benefits items
Early retirement program	—	(305)	(1,594)	—	(200)
Other	—	(1)	1	—	—

Adjusted salaries and employee benefits (non-GAAP)	$72,924	$75,943	$72,269	$74,824	$71,388

Other operating expenses	$44,830	$43,027	$42,276	$46,051	$46,115
Certain other operating expenses items
Termination of vendor and software services	(12)	—	—	—	—
Loss on sale of Equipment Finance business	(1,118)	—	—	—	—
Branch right sizing expense	327	(1,556)	255	(161)	(1,457)

Adjusted other operating expenses (non-GAAP)	$44,027	$41,471	$42,531	$45,890	$44,658

Simmons First National Corporation	SFNC

Reconciliation Of Non-GAAP Financial Measures - Adjusted Earnings - Year-to-Date

For the Quarters Ended

(Unaudited)

(in thousands, except per share data)	Dec 31 2025	Sep 30 2025	Jun 30 2025	Mar 31 2025	Dec 31 2024
YEAR-TO-DATE
Net income (loss)	$(397,553)	$(475,631)	$87,161	$32,388	$152,693
Certain items (non-GAAP)
Loss on early extinguishment of debt	570	570	—	—	—
FDIC Deposit Insurance special assessment	—	—	—	—	1,832
Early retirement program	1,899	1,899	1,594	—	536
Termination of vendor and software services	12	—	—	—	602
Loss on sale of Equipment Finance business	1,118	—	—	—	—
Loss (gain) on sale of securities	801,492	801,492	—	—	28,393
Branch right sizing (net)	3,246	3,161	1,157	994	2,746
Tax effect of certain items (1)	(177,686)	(177,368)	(719)	(260)	(8,915)

Certain items, net of tax	630,651	629,754	2,032	734	25,194

Adjusted earnings (non-GAAP) (2)	$233,098	$154,123	$89,193	$33,122	$177,887

Diluted earnings per share	$(2.95)	$(3.63)	$0.69	$0.26	$1.21
Certain items (non-GAAP)
Loss on early extinguishment of debt	—	—	—	—	—
FDIC Deposit Insurance special assessment	—	—	—	—	0.02
Early retirement program	0.01	0.02	0.01	—	—
Termination of vendor and software services	0.01	—	—	—	—
Loss on sale of Equipment Finance business	0.01	—	—	—	—
Loss (gain) on sale of securities	5.95	6.11	—	—	0.23
Branch right sizing (net)	0.02	0.02	0.01	—	0.02
Tax effect of certain items (1)	(1.32)	(1.34)	—	—	(0.07)

Certain items, net of tax	4.68	4.81	0.02	—	0.20

Adjusted diluted earnings per share (non-GAAP)	$1.73	$1.18	$0.71	$0.26	$1.41

(1)	Actual tax rate of 21.946% on 2025 loss on sale of securities. Effective rate of 26.135% on all other items.
(2)	In this press release, “Adjusted Earnings” may also be referred to as “Adjusted Net Income.”

Reconciliation of Certain Noninterest Income and Expense Items (non-GAAP)

YEAR-TO-DATE
Noninterest income	$(615,970)	$(667,678)	$88,509	$46,155	$147,171
Certain noninterest income items
Loss on early extinguishment of debt	570	570	—	—	—
Loss (gain) on sale of securities	801,492	801,492	—	—	28,393

Adjusted noninterest income (non-GAAP)	$186,092	$134,384	$88,509	$46,155	$175,564

Other income	$31,350	$18,985	$12,844	$8,007	$27,493
Certain other income items
Loss on early extinguishment of debt	570	570	—	—	—

Adjusted other income (non-GAAP)	$31,920	$19,555	$12,844	$8,007	$27,493

Noninterest expense	$565,063	$425,201	$283,169	$144,580	$557,543
Certain noninterest expense items
Early retirement program	(1,899)	(1,899)	(1,594)	—	(536)
FDIC Deposit Insurance special assessment	—	—	—	—	(1,832)
Termination of vendor and software services	(12)	—	—	—	(602)
Loss on sale of Equipment Finance business	(1,118)	—	—	—	—
Branch right sizing expense	(3,246)	(3,161)	(1,157)	(994)	(2,746)

Adjusted noninterest expense (non-GAAP)	558,788	420,141	280,418	143,586	551,827
Less: Fraud event	(4,300)	(4,300)	(4,300)	(4,300)	—

Adjusted noninterest expense, excluding fraud event (non-GAAP)	$554,488	$415,841	$276,118	$139,286	$551,827

Salaries and employee benefits	$297,859	$224,935	$148,686	$74,824	$284,124
Certain salaries and employee benefits items
Early retirement program	(1,899)	(1,899)	(1,594)	—	(536)
Other	—	—	1	—	—

Adjusted salaries and employee benefits (non-GAAP)	$295,960	$223,036	$147,093	$74,824	$283,588

Other operating expenses	$176,184	$131,354	$88,327	$46,051	$178,520
Certain other operating expenses items
Termination of vendor and software services	(12)	—	—	—	(602)
Loss on sale of Equipment Finance business	(1,118)	—	—	—	—
Branch right sizing expense	(1,135)	(1,462)	94	(161)	(2,116)

Adjusted other operating expenses (non-GAAP)	$173,919	$129,892	$88,421	$45,890	$175,802

Simmons First National Corporation	SFNC

Reconciliation Of Non-GAAP Financial Measures - End of Period

For the Quarters Ended

(Unaudited)

($ in thousands, except per share data)	Dec 31 2025	Sep 30 2025	Jun 30 2025	Mar 31 2025	Dec 31 2024
Calculation of Tangible Common Equity and the Ratio of Tangible Common Equity to Tangible Assets
Total common stockholders’ equity	$3,419,240	$3,353,963	$3,549,210	$3,531,485	$3,528,872
Intangible assets:
Goodwill	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)
Other intangible assets	(84,423)	(87,520)	(90,617)	(93,714)	(97,242)

Total intangibles	(1,405,222)	(1,408,319)	(1,411,416)	(1,414,513)	(1,418,041)

Tangible common stockholders’ equity	$2,014,018	$1,945,644	$2,137,794	$2,116,972	$2,110,831

Total assets	$24,540,877	$24,208,162	$26,693,620	$26,792,991	$26,876,049
Intangible assets:
Goodwill	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)
Other intangible assets	(84,423)	(87,520)	(90,617)	(93,714)	(97,242)

Total intangibles	(1,405,222)	(1,408,319)	(1,411,416)	(1,414,513)	(1,418,041)

Tangible assets	$23,135,655	$22,799,843	$25,282,204	$25,378,478	$25,458,008

Ratio of common equity to assets	13.93%	13.85%	13.30%	13.18%	13.13%

Ratio of tangible common equity to tangible assets	8.71%	8.53%	8.46%	8.34%	8.29%

Calculation of Tangible Book Value per Share
Total common stockholders’ equity	$3,419,240	$3,353,963	$3,549,210	$3,531,485	$3,528,872
Intangible assets:
Goodwill	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)
Other intangible assets	(84,423)	(87,520)	(90,617)	(93,714)	(97,242)

Total intangibles	(1,405,222)	(1,408,319)	(1,411,416)	(1,414,513)	(1,418,041)

Tangible common stockholders’ equity	$2,014,018	$1,945,644	$2,137,794	$2,116,972	$2,110,831

Shares of common stock outstanding	144,762,817	144,703,075	125,996,248	125,926,822	125,651,540

Book value per common share	$23.62	$23.18	$28.17	$28.04	$28.08

Tangible book value per common share	$13.91	$13.45	$16.97	$16.81	$16.80

Calculation of Coverage Ratio of Uninsured, Non-Collateralized Deposits
Uninsured deposits at Simmons Bank	$9,640,677	$9,565,766	$8,407,847	$8,614,833	$8,467,291
Less: Collateralized deposits (excluding portion that is FDIC insured)	2,363,327	2,169,362	2,691,215	3,005,328	2,790,339
Less: Intercompany eliminations	2,729,191	2,937,147	1,121,932	1,073,500	1,045,734

Total uninsured, non-collateralized deposits	$4,548,159	$4,459,257	$4,594,700	$4,536,005	$4,631,218

FHLB borrowing availability	$5,999,000	$6,134,000	$5,133,000	$4,432,000	$4,716,000
Unpledged securities	1,480,000	1,575,000	3,697,000	4,197,000	4,103,000
Fed funds lines, Fed discount window and
Bank Term Funding Program (1)	1,836,000	1,824,000	1,894,000	1,780,000	2,081,000

Additional liquidity sources	$9,315,000	$9,533,000	$10,724,000	$10,409,000	$10,900,000

Uninsured, non-collateralized deposit coverage ratio	2.0	2.1	2.3	2.3	2.4

(1)	The Bank Term Funding Program closed for new loans on March 11, 2024. At no time did Simmons borrow funds under this program.

Simmons First National Corporation	SFNC

Reconciliation Of Non-GAAP Financial Measures - Quarter-to-Date

For the Quarters Ended

(Unaudited)

($ in thousands)	Dec 31 2025	Sep 30 2025	Jun 30 2025	Mar 31 2025	Dec 31 2024
Calculation of Adjusted Return on Average Assets & Average Tangible Assets
Net income (loss)	$78,078	$(562,792)	$54,773	$32,388	$48,319
Amortization of intangibles, net of taxes	2,288	2,287	2,289	2,605	2,843

Total adjusted tangible net income (non-GAAP)	$80,366	$(560,505)	$57,062	$34,993	$51,162

Certain items (non-GAAP)
Loss on early extinguishment of debt	—	570	—	—	—
Early retirement program	—	305	1,594	—	200
Termination of vendor and software services	12	—	—	—	—
Loss on sale of Equipment Finance business	1,118	—	—	—	—
Loss (gain) on sale of securities	—	801,492	—	—	—
Branch right sizing (net)	85	2,004	163	994	1,581
Tax effect of certain items (1)	(318)	(176,649)	(459)	(260)	(466)

Adjusted earnings (non-GAAP)	78,975	64,930	56,071	33,122	49,634
Amortization of intangibles, net of taxes	2,288	2,287	2,289	2,605	2,843

Total adjusted tangible net income (non-GAAP)	$81,263	$67,217	$58,360	$35,727	$52,477

Average total assets	$24,254,447	$24,914,922	$26,645,131	$26,678,628	$27,078,943
Average intangible assets:
Goodwill	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)
Other intangibles	(86,206)	(89,349)	(92,432)	(95,787)	(99,405)

Total average intangibles	(1,407,005)	(1,410,148)	(1,413,231)	(1,416,586)	(1,420,204)

Average tangible assets (non-GAAP)	$22,847,442	$23,504,774	$25,231,900	$25,262,042	$25,658,739

Return on average assets	1.28%	-8.96%	0.82%	0.49%	0.71%

Adjusted return on average assets (non-GAAP)	1.29%	1.03%	0.84%	0.50%	0.73%

Return on average tangible assets (non-GAAP)	1.40%	-9.46%	0.91%	0.56%	0.79%

Adjusted return on average tangible assets (non-GAAP)	1.41%	1.13%	0.93%	0.57%	0.81%

Calculation of Return on Tangible Common Equity
Net income (loss) available to common stockholders	$78,078	$(562,792)	$54,773	$32,388	$48,319
Amortization of intangibles, net of taxes	2,288	2,287	2,289	2,605	2,843

Total income available to common stockholders	$80,366	$(560,505)	$57,062	$34,993	$51,162

Certain items (non-GAAP)
Loss on early extinguishment of debt	—	570	—	—	—
Early retirement program	—	305	1,594	—	200
Termination of vendor and software services	12	—	—	—	—
Loss on sale of Equipment Finance business	1,118	—	—	—	—
Loss (gain) on sale of securities	—	801,492	—	—	—
Branch right sizing (net)	85	2,004	163	994	1,581
Tax effect of certain items (1)	(318)	(176,649)	(459)	(260)	(466)

Adjusted earnings (non-GAAP)	78,975	64,930	56,071	33,122	49,634
Amortization of intangibles, net of taxes	2,288	2,287	2,289	2,605	2,843

Total adjusted earnings available to common stockholders (non-GAAP)	$81,263	$67,217	$58,360	$35,727	$52,477

Average common stockholders’ equity	$3,410,017	$3,368,308	$3,546,163	$3,564,469	$3,543,146
Average intangible assets:
Goodwill	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)
Other intangibles	(86,206)	(89,349)	(92,432)	(95,787)	(99,405)

Total average intangibles	(1,407,005)	(1,410,148)	(1,413,231)	(1,416,586)	(1,420,204)

Average tangible common stockholders’ equity (non-GAAP)	$2,003,012	$1,958,160	$2,132,932	$2,147,883	$2,122,942

Return on average common equity	9.08%	-66.29%	6.20%	3.69%	5.43%

Return on tangible common equity	15.92%	-113.56%	10.73%	6.61%	9.59%

Adjusted return on average common equity (non-GAAP)	9.19%	7.65%	6.34%	3.77%	5.57%

Adjusted return on tangible common equity (non-GAAP)	16.10%	13.62%	10.97%	6.75%	9.83%

(1)	Actual tax rate of 21.946% on 2025 loss on sale of securities. Effective rate of 26.135% on all other items.

Simmons First National Corporation	SFNC

Reconciliation Of Non-GAAP Financial Measures - Quarter-to-Date (continued)

For the Quarters Ended

(Unaudited)

($ in thousands)	Dec 31 2025	Sep 30 2025	Jun 30 2025	Mar 31 2025	Dec 31 2024
Calculation of Efficiency Ratio and Adjusted Efficiency Ratio (1)
Noninterest expense (efficiency ratio numerator)	$139,862	$142,032	$138,589	$144,580	$141,117
Certain noninterest expense items (non-GAAP)
Early retirement program	—	(305)	(1,594)	—	(200)
Termination of vendor and software services	(12)	—	—	—	—
Loss on sale of Equipment Finance business	(1,118)	—	—	—	—
Branch right sizing expense	(85)	(2,004)	(163)	(994)	(1,581)
Other real estate and foreclosure expense adjustment	(432)	(200)	(216)	(198)	(317)
Amortization of intangibles adjustment	(3,097)	(3,097)	(3,098)	(3,527)	(3,850)

Adjusted efficiency ratio numerator	$135,118	$136,426	$133,518	$139,861	$135,169

Net interest income	$197,296	$186,661	$171,824	$163,422	$164,942
Noninterest income	51,708	(756,187)	42,354	46,155	43,558
Fully tax-equivalent adjustment (2)	2,890	3,811	6,422	6,414	6,424

Efficiency ratio denominator	251,894	(565,715)	220,600	215,991	214,924
Certain noninterest income items (non-GAAP)
Loss on early extinguishment of debt	—	570	—	—	—
(Gain) loss on sale of securities	—	801,492	—	—	—

Adjusted efficiency ratio denominator	$251,894	$236,347	$220,600	$215,991	$214,924

Efficiency ratio (1)	55.52%	-25.11%	62.82%	66.94%	65.66%

Adjusted efficiency ratio (non-GAAP) (1)	53.64%	57.72%	60.52%	64.75%	62.89%

Calculation of Total Revenue and Adjusted Total Revenue
Net interest income	$197,296	$186,661	$171,824	$163,422	$164,942
Noninterest income	51,708	(756,187)	42,354	46,155	43,558

Total revenue	249,004	(569,526)	214,178	209,577	208,500
Certain items, pre-tax (non-GAAP)
Plus: Loss on early extinguishment of debt	—	570	—	—	—
Less: Gain (loss) on sale of securities	—	(801,492)	—	—	—

Adjusted total revenue	$249,004	$232,536	$214,178	$209,577	$208,500

Calculation of Pre-Provision Net Revenue (PPNR)
Net interest income	$197,296	$186,661	$171,824	$163,422	$164,942
Noninterest income	51,708	(756,187)	42,354	46,155	43,558

Total revenue	249,004	(569,526)	214,178	209,577	208,500
Less: Noninterest expense	139,862	142,032	138,589	144,580	141,117

Pre-Provision Net Revenue (PPNR)	$109,142	$(711,558)	$75,589	$64,997	$67,383

Calculation of Adjusted Pre-Provision Net Revenue
Pre-Provision Net Revenue (PPNR)	$109,142	$(711,558)	$75,589	$64,997	$67,383
Certain items, pre-tax (non-GAAP)
Plus: Loss on early extinguishment of debt	—	570	—	—	—
Plus: Loss (gain) on sale of securities	—	801,492	—	—	—
Plus: Early retirement program costs	—	305	1,594	—	200
Plus: Termination of vendor and software services	12	—	—	—	—
Plus: Loss on sale of Equipment Finance business	1,118	—	—	—	—
Plus: Branch right sizing costs (net)	85	2,004	163	994	1,581

Adjusted Pre-Provision Net Revenue	$110,357	$92,813	$77,346	$65,991	$69,164

(1)

Efficiency ratio is noninterest expense as a percent of net interest income (fully taxable equivalent} and noninterest revenues. Adjusted efficiency ratio is noninterest expense before foreclosed property expense, amortization of intangibles and certain adjusting items as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and certain adjusting items, and is a non-GAAP measurement.

(2)	Actual tax rate of 21.946% on 2025 loss on sale of securities. Effective rate of 26.135% on all other items.

Simmons First National Corporation	SFNC

Reconciliation Of Non-GAAP Financial Measures - Year-to-Date

For the Quarters Ended

(Unaudited)

($ in thousands)	Dec 31 2025	Sep 30 2025	Jun 30 2025	Mar 31 2025	Dec 31 2024
Calculation of Adjusted Return on Average Assets & Average Tangible Assets
Net income (loss)	$(397,553)	$(475,631)	$87,161	$32,388	$152,693
Amortization of intangibles, net of taxes	9,469	7,181	4,894	2,605	11,377

Total adjusted tangible net income (non-GAAP)	$(388,084)	$(468,450)	$92,055	$34,993	$164,070

Certain items (non-GAAP)
Loss on early extinguishment of debt	570	570	—	—	—
FDIC Deposit Insurance special assessment	—	—	—	—	1,832
Early retirement program	1,899	1,899	1,594	—	536
Termination of vendor and software services	12	—	—	—	602
Loss on sale of Equipment Finance business	1,118	—	—	—	—
Loss (gain) on sale of securities	801,492	801,492	—	—	28,393
Branch right sizing (net)	3,246	3,161	1,157	994	2,746
Tax effect of certain items (1)	(177,686)	(177,368)	(719)	(260)	(8,915)

Adjusted earnings (non-GAAP)	233,098	154,123	89,193	33,122	177,887
Amortization of intangibles, net of taxes	9,469	7,181	4,894	2,605	11,377

Total adjusted tangible net income (non-GAAP)	$242,567	$161,304	$94,087	$35,727	$189,264

Average total assets	$25,614,700	$26,073,100	$26,661,787	$26,678,628	$27,214,647
Average intangible assets:
Goodwill	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)
Other intangibles	(90,913)	(92,499)	(94,100)	(95,787)	(105,239)

Total average intangibles	(1,411,712)	(1,413,298)	(1,414,899)	(1,416,586)	(1,426,038)

Average tangible assets (non-GAAP)	$24,202,988	$24,659,802	$25,246,888	$25,262,042	$25,788,609

Return on average assets	-1.55%	-2.44%	0.66%	0.49%	0.56%

Adjusted return on average assets (non-GAAP)	0.91%	0.79%	0.67%	0.50%	0.65%

Return on average tangible assets (non-GAAP)	-1.60%	-2.54%	0.74%	0.56%	0.64%

Adjusted return on average tangible assets (non-GAAP)	1.00%	0.87%	0.75%	0.57%	0.73%

Calculation of Return on Tangible Common Equity
Net income (loss) available to common stockholders	$(397,553)	$(475,631)	$87,161	$32,388	$152,693
Amortization of intangibles, net of taxes	9,469	7,181	4,894	2,605	11,377

Total income available to common stockholders	$(388,084)	$(468,450)	$92,055	$34,993	$164,070

Certain items (non-GAAP)
Loss on early extinguishment of debt	570	570	—	—	—
FDIC Deposit Insurance special assessment	—	—	—	—	1,832
Early retirement program	1,899	1,899	1,594	—	536
Termination of vendor and software services	12	—	—	—	602
Loss on sale of Equipment Finance business	1,118	—	—	—	—
Loss (gain) on sale of securities	801,492	801,492	—	—	28,393
Branch right sizing (net)	3,246	3,161	1,157	994	2,746
Tax effect of certain items (1)	(177,686)	(177,368)	(719)	(260)	(8,915)

Adjusted earnings (non-GAAP)	233,098	154,123	89,193	33,122	177,887
Amortization of intangibles, net of taxes	9,469	7,181	4,894	2,605	11,377

Total adjusted earnings available to common stockholders (non-GAAP)	$242,567	$161,304	$94,087	$35,727	$189,264

Average common stockholders’ equity	$3,471,531	$3,492,261	$3,555,265	$3,564,469	$3,486,822
Average intangible assets:
Goodwill	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)
Other intangibles	(90,913)	(92,499)	(94,100)	(95,787)	(105,239)

Total average intangibles	(1,411,712)	(1,413,298)	(1,414,899)	(1,416,586)	(1,426,038)

Average tangible common stockholders’ equity (non-GAAP)	$2,059,819	$2,078,963	$2,140,366	$2,147,883	$2,060,784

Return on average common equity	-11.45%	-18.21%	4.94%	3.69%	4.38%

Return on tangible common equity	-18.84%	-30.13%	8.67%	6.61%	7.96%

Adjusted return on average common equity (non-GAAP)	6.71%	5.90%	5.06%	3.77%	5.10%

Adjusted return on tangible common equity (non-GAAP)	11.78%	10.37%	8.86%	6.75%	9.18%

(1)	Actual tax rate of 21.946% on 2025 loss on sale of securities. Effective rate of 26.135% on all other items.

Simmons First National Corporation	SFNC

Reconciliation Of Non-GAAP Financial Measures - Year-to-Date

For the Quarters Ended

(Unaudited)

($ in thousands)	Dec 31 2025	Sep 30 2025	Jun 30 2025	Mar 31 2025	Dec 31 2024
Calculation of Efficiency Ratio and Adjusted Efficiency Ratio (1)
Noninterest expense (efficiency ratio numerator)	$565,063	$425,201	$283,169	$144,580	$557,543
Certain noninterest expense items (non-GAAP)
Early retirement program	(1,899)	(1,899)	(1,594)	—	(536)
FDIC Deposit Insurance special assessment	—	—	—	—	(1,832)
Termination of vendor and software services	(12)	—	—	—	(602)
Loss on sale of Equipment Finance business	(1,118)	—	—	—	—
Branch right sizing expense	(3,246)	(3,161)	(1,157)	(994)	(2,746)
Other real estate and foreclosure expense adjustment	(1,046)	(614)	(414)	(198)	(700)
Amortization of intangibles adjustment	(12,819)	(9,722)	(6,625)	(3,527)	(15,403)

Adjusted efficiency ratio numerator	$544,923	$409,805	$273,379	$139,861	$535,724

Net interest income	$719,203	$521,907	$335,246	$163,422	$628,465
Noninterest income	(615,970)	(667,678)	88,509	46,155	147,171
Fully tax-equivalent adjustment (2)	19,537	16,647	12,836	6,414	25,820

Efficiency ratio denominator	122,770	(129,124)	436,591	215,991	801,456
Certain noninterest income items (non-GAAP)
Loss on early extinguishment of debt	570	570	—	—	—
(Gain) loss on sale of securities	801,492	801,492	—	—	28,393

Adjusted efficiency ratio denominator	$924,832	$672,938	$436,591	$215,991	$829,849

Efficiency ratio (1)	460.26%	-329.30%	64.86%	66.94%	69.57%

Adjusted efficiency ratio (non-GAAP) (1)	58.92%	60.90%	62.62%	64.75%	64.56%

(1)

Efficiency ratio is noninterest expense as a percent of net interest income (fully taxable equivalent) and noninterest revenues. Adjusted efficiency ratio is noninterest expense before foreclosed property expense, amortization of intangibles and certain adjusting items as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and certain adjusting items, and is a non-GAAP measurement.

(2)	Actual tax rate of 21.946% on 2025 loss on sale of securities. Effective rate of 26.135% on all other items.